UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 4, 2014

ISRAMCO, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-12500	13-3145265
State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2425 West Loop South Suite 810 Houston Texas 77027
 (Address of principal executive offices, including Zip Code)

713-621-3882
(Registrant's telephone number, including area code)

_______________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On August 8, 2014, Isramco, Inc. (the “Company”) issued a press release announcing its financial results for the fiscal quarter ended June 30, 2014. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 4, 2014, upon the recommendation of the Nominating and Corporate Governance Committee of the Company, the Board of Directors of the Company appointed Nir Hasson to the Board of Directors, effective immediately.  Mr. Hasson will fill the directorship vacated by Itai Ram, who resigned from the Board of Directors of the Company effective May 19, 2014. At the Company's 2014 Annual Meeting of Shareholders, Mr. Hasson is expected to stand for election for a one-year term expiring in 2015. Mr. Hasson will serve on the Company’s Audit Committee and Compensation Committee.

There are no arrangements or understandings between Mr. Hasson and any other person pursuant to which he was selected as a director. The Company is not aware of any transaction in which Mr. Hasson has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Hasson will be compensated for his service on the Board of Directors under the Company's standard compensation arrangements for non-employee directors. Under the standard compensation arrangement for non-employee directors, Mr. Hasson will receive One Thousand Five Hundred Dollars ($1,500.00) per meeting.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits:

99.1	Press Release, dated August 8, 2014, issued by Isramco, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISRAMCO, INC.

DATED: August 8, 2014	By:	/s/Anthony James
Anthony James
Legal Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release, dated August 8, 2014, issued by Isramco, Inc.